UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2009

Barzel Industries Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33342 (Commission File Number)	20-4790836 (I.R.S. Employee Identification Number)

320 Norwood Park South – 2nd Floor
Norwood, Massachusetts 02062
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (781) 762-0123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Barzel Industries Inc. (the "Company") received a Deficiency Letter from the Staff of The Nasdaq Stock Market, Inc. (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Rule 5550(b)(1) for continued listing of its common stock and warrants on The Nasdaq Capital Market.  The Staff requested that, by August 6, 2009, the Company submit a plan to regain compliance with the Rule. The Company thereafter informed the Staff that it did not intend to submit such a plan.

On August 11, 2009, the Company received a determination letter from the Staff notifying the Company that the Staff has determined that the Company did not provide a definitive plan evidencing its ability to achieve near term compliance with the continued listing requirements or sustain such compliance over an extended period of time.  Accordingly, unless the Company requests an appeal of the determination, trading of the Company’s common stock and warrants on The Nasdaq Capital Market will be suspended by Nasdaq at the opening of business on August 20, 2009 and a Form 25-NSE will be filed by Nasdaq with the Securities and Exchange Commission which will remove the Company’s securities from listing and registration on The Nasdaq Capital Market.

Upon delisting from The Nasdaq Capital Market, the Company’s common stock and warrants may become eligible for quotation on the Over-the-Counter Bulletin Board (“OTCBB”) or the Pink Sheets.  Such eligibility requires action by a registered broker-dealer and cannot be accomplished by the Company.  The Company does not expect to devote significant resources to securing such eligibility.  Securities quoted on the OTCBB or the Pink Sheets are not considered to be traded on a national stock exchange.

On August 17, 2009, the Company issued a press release relating to the matters described herein, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated August 17, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARZEL INDUSTRIES INC.
Date:	August 17, 2009	By:	/s/ Karen G. Narwold
Name: Karen G. Narwold
Title: Vice President, Strategic Counsel and Secretary

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EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated August 17, 2009.

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